EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

As independent auditors, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No.'s 333-02683, 333-05231, 333-15851, 333-43055, 333-51189, 333-51181, 333-57779, 333-84483 and 333-86492.

/S/ BATTELLE & BATTELLE LLP

Dayton, Ohio

March 4, 2011